UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 13, 2011
Date of report (Date of earliest event reported)

Valmont Industries, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-31429	47-0351813
(Commission File Number)	(IRS Employer Identification No.)

One Valmont Plaza
Omaha, NE	68154
(Address of Principal Executive Offices)	(Zip Code)

(402) 963-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On June 16, 2011, Valmont Industries, Inc. (the “Company”) redeemed all of its outstanding 6 7/8% Senior Subordinated Notes due May 2014 (the “Subordinated Notes”), at a redemption price equal to 101.146% of the $150 million principal amount plus accrued and unpaid interest thereon.  The Company used proceeds from the sale of the Senior Notes (described below under Item 2.03) to redeem the Subordinated Notes.  As a result of the redemption, the Indenture dated as of May 4, 2004 between the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee, as amended by the Supplemental Indenture dated as of March 3, 2010, terminated in accordance with its terms.

Item 2.03.  Creation of a Direct Financial Obligation of a Registrant.

As previously reported, on June 6, 2011, the Company and the Subsidiary Guarantors named therein entered into an Underwriting Agreement (the “Underwriting Agreement”), with Merrill Lynch, Pierce Fenner & Smith Incorporated, as representative of the several underwriters listed on Schedule A thereto, relating to the offer and sale by the Company of $150 million of its 6.625% senior notes due 2020 (the “Senior Notes”).

On June 13, 2011, the Company issued and sold $150 million principal amount of the Senior Notes in a public offering pursuant to the Company’s Registration Statement on Form S-3 (333-165926).  The Senior Notes will pay interest semiannually on April 20th and October 20th beginning October 20, 2011 at a rate of 6.625% per annum until maturity on April 20, 2020.  The Company previously issued $300 million in principal amount of 6.625% senior notes due 2020 and the Senior Notes offered and sold under the Underwriting Agreement will become part of the same series as the previously issued notes.

The Senior Notes were issued pursuant to, and are governed by, an Indenture dated as of April 12, 2010 among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as Trustee (the “Base Indenture”), as amended by the First Supplemental Indenture dated as of April 12, 2010 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Senior Indenture”).  Repayment of the Senior Notes may be accelerated upon the occurrence of a change of control triggering event specified in the Senior Indenture or certain customary events of default specified in the Senior Indenture.  Upon the occurrence of a change of control triggering event, the Company will be required to make an offer to purchase the Senior Notes at a price in cash equal to 101% of the principal amount plus accrued and unpaid interest through the date of repurchase.

The description of the Senior Notes is qualified by reference to the form of the Senior Notes filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 6, 2011, the Base Indenture filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K dated April 12, 2010 and the First Supplemental Indenture filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K dated April 12, 2010, each incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valmont Industries, Inc.
Date:  June 17, 2011

By:	/s/ Terry J. McClain
Name: Terry J. McClain
Title: Senior Vice President and
Chief Financial Officer